                                                                  EXHIBIT 10.8.1


RECORDING REQUESTED BY AND
WHEN RECORDED MAIL TO:

Jennifer Love, Esq.
Latham & Watkins
Sears Tower, Suite 5800
Chicago, IL 60606


                           ASSIGNMENT OF GROUND LEASE

     This Assignment of Ground Lease (this "Assignment") made this 6th day of December, 2001 by and between Fitzgeralds Las Vegas, Inc., a Nevada corporation ("Assignor"), and Barden Nevada Gaming, LLC, a Nevada limited liability company ("Assignee" and, together with Assignor, the "Parties" and each, a "Party").

                             PRELIMINARY STATEMENTS

     A. On September 5, 1995, John A. Kramer, Sr., trustee, Helen M. Kramer, Elizabeth Thatcher Brooks and Becky Bennett, executrix of the estate of John David Kramer ("Landlord"), and Assignor entered into a written lease (the "Lease") in which Landlord leased to Assignor and Assignor leased from Landlord the land described in Exhibit "A" attached hereto (the "Premises").

     B. The Parties hereto are parties to that certain Purchase and Sale Agreement dated as of November 22, 2000, by and among Majestic Investor Holdings, LLC, Fitzgeralds Las Vegas, Inc., 101 Main Street Limited Liability Company, Fitzgeralds Mississippi, Inc., Fitzgeralds Gaming Corporation, and certain other affiliates of the foregoing parties, as amended by that certain First Amendment to Purchase and Sale Agreement dated as of December 4, 2000 and as amended by that certain Second Amendment to Purchase and Sale Agreement dated as of November 1, 2001, as assigned (as amended and assigned, the "Purchase and Sale Agreement"), pursuant to which Assignor has agreed to assign and transfer all Real Property Leases (as defined in the Purchase and Sale Agreement) to Assignee.

     C. The United States Bankruptcy Court for the District of Nevada, Northern Division entered an order dated March 19, 2001 and an Amendment to that order dated October 4, 2001, which approved the assumption and assignment of certain executory contracts and unexpired leases, including this Lease, pursuant to
Section 365 of the Bankruptcy Code.

     D. Assignor now wishes to assign all of its right, title and interest in the Lease to Assignee and Assignee wishes to accept the assignment from Assignor and assume all of Assignor's obligations under the Lease.


                                       1
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                                   AGREEMENT

     1. Effective Date of Assignment. The assignment in this Assignment shall take effect on December 6th, 2001 at 11:59 p.m. Pacific Standard Time (the "Effective Date"). Assignor shall deliver possession of the Premises to Assignee Assignee on the Effective Date.

     2. Assignment and Assumption. Assignor assigns and transfers to Assignee all of its right, title and interest in the Lease as well as all appurtenances, easements, licenses, permits, operating agreements and all other real property interests and agreements relating to Assignor's use of the Premises, and Assignee accepts the assignment and assumes and agrees to perform, from the Effective Date, as a direct obligation to Landlord, all of the provisions in the Lease.

     3. Hold Harmless. If Assignee defaults under the Lease, Assignee shall indemnify and hold Assignor harmless from all damages resulting from the default. If Assignee defaults in its obligations under the Lease and Assignor pays rent to Landlord; and/or fulfills any of the Assignee's other obligations in order to prevent Assignee from being in default, Assignee shall immediately reimburse Assignor for the amount of the rent or cost expended by Assignor, together with interest on those sums at a rate of twelve percent (12%) per annum. If Assignor defaults under the Lease at any time prior to Closing, as defined in the Purchase and Sale Agreement, Assignor shall indemnify and hold harmless Assignee from all damages resulting from the default. Notwithstanding the foregoing, the covenants contained in this Assignment shall not supercede those representations and warranties set forth in the Purchase and Sale Agreement.

     4. Miscellaneous. This Assignment is the entire agreement and supercedes all prior agreements or representations, except as otherwise indicated in this Assignment. This Assignment is binding on the Parties hereto, their successors and assigns, and shall not confer any rights or remedies to any third person. No waiver of any provision of this Assignment shall be valid unless the same is in writing and signed by the Party against whom such waiver is sought to be enforced. No valid waiver of any provision of this Assignment at any time shall be deemed a waiver of any other provision of this Assignment. The Parties warrant and represent that the individuals signing below are authorized and empowered to enter into and execute this Assignment on behalf of each Party respectively. This Assignment shall be governed by the laws of the State of Nevada without giving effect to any choice or conflict of law provision and the sole jurisdiction and venue shall be Clark County, Nevada. All notices and other communication shall be writing and sent by registered or certified mail to the addresses listed in the Purchase and Sale Agreement or such other addresses provided by the Parties.

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     IN WITNESS WHEREOF, the Parties have set their hands as of the date and year first written above.

                                           ASSIGNOR:

                                           Fitzgeralds Las Vegas, Inc.
                                           a Nevada corporation

                                           By: /s/ P. D. Griffith
                                           ------------------------
                                           Name: Philip D. Griffith
                                           ------------------------
                                           Title: President/CEO
                                           ------------------------

                                           ASSIGNEE:

                                           Barden Nevada Gaming, LLC,
                                           a Nevada limited liability company

                                           By:
                                           -------------------------
                                           Name:
                                           -------------------------
                                           Title:
                                           -------------------------




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     IN WITNESS WHEREOF, the parties hereto have set their hands as of the date and year first above written.

                                             ASSIGNOR

                                             FITZGERALDS LAS VEGAS, INC.,
                                             a Nevada corporation


                                             By:
                                                -------------------------------
                                                Name:
                                                       ------------------------
                                                Title:
                                                       ------------------------


                                             ASSIGNEE

                                             BARDEN NEVADA GAMING, LLC,
                                             a Nevada limited-liability company


                                             By: /s/ DON H. BARDEN
                                                -------------------------------
                                                Name:  Don H. Barden
                                                       ------------------------
                                                Title: President
                                                       ------------------------

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STATE OF NEVADA )
                ) ss.
COUNTY OF CLARK )

     On December 4, 2001, personally appeared before me, a Notary Public, Philip D. Griffith as President/CEC of the Fitzgerald's Las Vegas, Inc., a Nevada corporation, who acknowledged that he executed the above instrument.

[SEAL]       CYNTHIA A. FREMONT
             ------------------
             Notary Public




STATE OF ILLINOIS )
                  ) ss.
COUNTY OF COOK    )

     On December 6, 2001, personally appeared before me, a Notary Public, Don H. Barden as President of the Barden Nevada Gaming, LLC, a Nevada LLC, who acknowledged that he executed the above instrument.

[SEAL]       JANIS I. ROHRER
             ------------------
             Notary Public

                                       4
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                                   EXHIBIT A
                          DESCRIPTION OF THE PREMISES
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Parcel Three (3):

Lots Seven (7) and Eight (8) in Block Thirty (30) of Clark's Las Vegas Townsite, as shown by map thereof on file in Book 1 of Plats, Page 37, in the office of the County recorder of Clark County, Nevada.

Together with those portions of vacated alleys that lies adjacent to said lots as provided for in that certain Order of Vacation recorded August 27, 1999 in Book 990827 as Instrument/File No. 00495 of Official Records, Clark County, Nevada.